FOR FURTHER INFORMATION:

Exhibit 99.1

Peter B. Bedford

Hanh Kihara

Chairman of the Board and

Chief Financial Officer

Chief Executive Officer

(925) 283-8910

FOR IMMEDIATE RELEASE

BEDFORD PROPERTY INVESTORS

ANNOUNCES FOURTH QUARTER AND TWELVE MONTHS 2005 RESULTS

LAFAYETTE, CA – March 6, 2006 – Bedford Property Investors, Inc. (NYSE:BED) today announced its financial results for the fourth quarter and twelve months ended December 31, 2005.  Diluted earnings per share of common stock (EPS) for the fourth quarter of 2005 was $1.23 compared with diluted EPS of $4.31 achieved for the fourth quarter of 2004.  EPS for the twelve months ended December 31, 2005 was $2.32 compared with $5.03 for the twelve months of 2004.  Funds from operations (FFO) per share of common stock for the fourth quarter of 2005 was $0.40 compared with FFO per share of $0.33 achieved for the fourth quarter of 2004.  FFO per share of common stock for the first twelve months of 2005 was $1.70 compared with FFO per share of common stock of $2.50 achieved in the twelve months of 2004.

Financial Results

Net income available to common stockholders for the fourth quarter of 2005 decreased by approximately $48,828,000 when compared with the fourth quarter of 2004.  The decrease is primarily due to the decreases in gain on sale of operating properties of $50,238,000 and income from discontinued operations of $1,186,000, partially offset by the increase in income from continuing operations of $572,000 and the decrease in the declared preferred dividends of $2,024,000.  Net income available to common stockholders for the twelve months of 2005 decreased by approximately $44,509,000 when compared with the same period in 2004.  The decrease is mainly due to the decrease of gains on sale of operating properties of approximately $31,255,000 and the decrease in income from continuing operations of $6,024,000 and income of discontinued operations of $7,081,000.

Income from continuing operations (which excludes the operating results from properties sold and gains on sales) for the quarter ended December 31, 2005 increased by approximately $572,000 primarily due to the decrease in general and administrative expenses, as the entire 2004 bonus was recorded in the fourth quarter of 2004.  Income from continuing operations for the twelve months of 2005 decreased $6,024,000 when compared to the same period in 2004.  This decrease is the result of the loss of net operating income from the properties we sold in 2004 and 2005, continued rental rate reductions on our lease renewals and re-leasing activities, declines in the operating portfolio occupancy, and increases in depreciation expense, primarily due to improvements of real estate and properties acquired and developed in 2004 and 2005.  These decreases were partially offset by additional net operating income resulting from the properties acquired in 2004 and development activities in 2004 and 2005.

FFO for the fourth quarter of 2005 was approximately $6,275,000, compared to approximately $5,316,000 for the same period in 2004.  FFO for the twelve months ended December 31, 2005 was approximately $26,760,000, compared to approximately $40,250,000 for the same period in 2004.  FFO is a non-GAAP financial measurement used by real estate investment trusts to measure and compare operating performance and is generally defined as net income computed in accordance with GAAP, excluding extraordinary items and gains or losses from sales of property, plus depreciation and amortization of assets related to real estate, and after adjustments for unconsolidated partnerships and joint ventures.  A reconciliation of our FFO to our net income available to common stockholders (the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Property Operations

As of December 31, 2005, we owned 74 operating properties which included 72 fully operating properties and two properties in the lease-up phase. These properties totaled approximately 6.6 million rentable square feet. In addition, we owned 10 parcels of land totaling approximately 37 acres and one industrial development property.

At the end of the fourth quarter of 2005, our 6.7 million square foot  portfolio was 86 %  leased, while our operating portfolio was 89%  leased.

During the fourth quarter of 2005, we renewed and re-leased 270,957 square feet, or 76%, of the expiring square footage of 354,641.  The average change in rental rates (on a cash basis) in these new leases was a decrease of 6.6%.  For the twelve months ended December 31, 2005, we renewed and re-leased 1,058,231 square feet, or 71%, of the expiring square footage.  The average change in rental rates (on a cash basis) in these new leases was a decrease of 13.4%.

Property Dispositions

In the fourth quarter of 2005, we sold fourteen operating properties and one parcel of land in four sales transactions which consisted of:

▪

An R & D building and a service-center flex building in Tucson, Arizona totaling 128,828 square feet for $10 million,

▪

A five R & D building portfolio in Fremont, California totaling 267,933 square feet for $29.3 million,

▪

Two office buildings in San Ramon, California totaling 96,775 square feet for $16 million and,

▪

A five building portfolio and a three-acre vacant land parcel in Phoenix, Arizona for approximately $30 million.  The five-building portfolio consists of two office, two R&D, and a warehouse property totaling 272,383 square feet.

These sales generated gains of $19,997,000.

During the twelve months ended December 31, 2005, we sold 21 operating properties and a vacant land parcel in seven transactions for a total of $138,419,000.  These properties consisted of six office and thirteen R & D buildings, one service-center flex building, and one warehouse totaling 1,145,838 square feet and generated aggregate gains on sale of real estate investments of $38,730,000.  In addition, we recorded a gain of $250,000 from funds released from escrow in the first quarter of 2005 in connection with a property sold in the fourth quarter of 2004.

Stock Repurchase

During the fourth quarter of 2005, we repurchased 3,978 shares of our common stock at an average cost of $24.03 per share.  These shares were repurchased from our employees in connection with the exercise of stock options and the payment of payroll taxes on the vesting of restricted stock.  Since the inception of this repurchase program in November 1998, we have repurchased a total of 8,932,638 shares of our common stock at an average cost of $19.39 per share, which represents 39.4% of the shares of common stock outstanding at November 30, 1998.

Acquisition of the Company by LBA Realty LLC

On February 10, 2006, we announced that we signed a definitive merger agreement with an affiliate of LBA Realty LLC.  Under the terms of the agreement, which was unanimously approved by our Board of Directors, common stockholders will receive an aggregate of $27.21 per share in cash for each share of our common stock that they hold and will cease to be stockholders of the Company after the closing.  Under the terms of the agreement, $27.00 of such per share amount would be payable upon consummation of the merger, and the remaining amount will be paid in the form of a regular dividend of $0.21 per share for the quarter ended March 31, 2006.  Completion of the transaction, which is currently expected to occur late in the second quarter of 2006, is contingent upon customary closing conditions and the approval of our stockholders.

We have agreed to file a proxy statement in connection with the acquisition. The proxy statement will be mailed to our stockholders.  Our stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to our Investor Relations page on our corporate website at www.bedfordproperty.com.

The Company and our officers and directors may be deemed to be participants in the solicitation of proxies from our stockholders with respect to the acquisition. A description of any interests that our officers and directors have in the acquisition will be available in the proxy statement.

Company Information

We are a self-administered equity real estate investment trust that acquires, develops, owns and operates multi-tenant suburban office and industrial properties in Arizona, California, Colorado, Nevada, Oregon and Washington. As of December 31, 2005, we had 466 tenants.

We will not schedule a conference call to discuss the fourth quarter 2005 earning results.

We are traded on the New York Stock Exchange and the Pacific Exchange under the symbol “BED”, and our website is www.bedfordproperty.com.

Legal Disclosure

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the Company's current expectations and beliefs, including, among other things, statements relating to the proposed merger, the timing and ability of the Company and LBA Realty LLC to successfully complete the proposed merger and the outcomes and voting decisions of directors and stockholders. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to be materially different from those expressed, expected or implied by the forward-looking statements. The risks and uncertainties that could cause actual results to differ from management's estimates and expectations include risks associated with uncertainties related to the approval of the transaction by the Company’s stockholders, risk that the closing conditions contained in the merger agreement will not be satisfied, as well as additional risk factors that are contained in the Company's filings with the Securities and Exchange Commission, including its 2004 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. The Company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

-Financial Tables Follow-

***

BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND 2004

(Unaudited; in thousands, except share and per share amounts)

	2005	2004(1)
Assets

Real estate investments:
Industrial buildings	$375,130	$417,613
Office buildings	333,871	332,695
Properties under development	6,537	29,716
Land held for development	12,104	13,529
	727,642	793,553
Less accumulated depreciation	91,517	85,436
	636,125	708,117
Operating property held for sale, net	-	8,293
Total real estate investments	636,125	716,410

Cash and cash equivalents	1,821	24,218
Accounts receivable, net	536	679
Notes receivable, net	-	6,820
Other assets	40,239	45,356

Total assets	$678,721	$793,483

Liabilities and Stockholders’ Equity

Bank loan payable	$ 17,151	$ -
Mortgage loans payable	279,668	351,335
Accounts payable and accrued expenses	12,467	13,135
Dividends payable	36,431	63,898
Other liabilities	11,690	14,657

Total liabilities	357,407	443,025

Stockholders’ equity: Preferred stock, $0.01 par value; authorized 6,795,000 shares; issued none	-	-
Series A 8.75% cumulative redeemable preferred stock, $0.01 par value; authorized and issued 805,000 shares at December 31, 2005 and 2004; stated liquidation preference of $40,250	38,947	38,947
Series B 7.625% cumulative redeemable preferred stock, $0.01 par value; authorized and issued 2,400,000 shares at December 31, 2005 and 2004; stated liquidation preference of $60,000	57,769	57,769
Common stock, $0.02 par value; authorized 50,000,000 shares; issued and outstanding 16,003,266 shares at December 31, 2005 and 16,325,584 shares at December 31, 2004	320	326
Additional paid-in capital	282,003	289,132
Deferred stock compensation	(9,159)	(10,114)
Accumulated dividends in excess of net income	(48,566)	(25,700)
Accumulated other comprehensive income	-	98

Total stockholders’ equity	321,314	350,458

Total liabilities and stockholders' equity	$678,721	$793,483

(1)

The information in this column was derived from the Company’s audited consolidated balance sheet for the year ended December 31, 2004.

BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004

(Unaudited; in thousands, except share and per share amounts)

	Three Months		Twelve Months
	2005	2004	2005	2004
Rental income	$ 21,700	$ 21,522	$ 85,398	$ 83,702
Rental expenses:
Operating expenses	4,738	4,668	17,833	15,228
Real estate taxes	1,964	2,453	9,509	9,185
Depreciation and amortization	7,078	6,572	27,544	24,374
General and administrative expenses	2,272	2,964	8,062	7,707
Income from operations	5,648	4,865	22,450	27,208

Other income (expense)
Interest income	12	49	185	87
Interest expense	(5,229)	(5,055)	(19,544)	(18,180)

Income (loss) from continuing operations	431	(141)	3,091	9,115

Discontinued operations:
Income from discontinued operations	678	1,864	2,414	9,495
Gain on sale of operating properties	19,997	70,235	38,980	70,235

Income from discontinued operations	20,675	72,099	41,394	79,730

Net income	21,106	71,958	44,485	88,845
Preferred dividends – Series A	(881)	(1,761)	(3,522)	(4,402)
Preferred dividends – Series B	(1,144)	(2,288)	(4,575)	(3,546)

Net income available to common stockholders	$ 19,081	$ 67,909	$ 36,388	$ 80,897

Income per common share – basic:
(Loss) income from continuing operations	$ (0.10)	$ (0.26)	$ (0.32)	$ 0.07
Income from discontinued operations	1.33	4.57	2.64	5.04
Net income available to common stockholders	$ 1.23	$ 4.31	$ 2.32	$ 5.11

Weighted average number of shares – basic	15,490,355	15,771,613	15,667,066	15,827,734

Income per common share – diluted:
(Loss) income from continuing operations	$ (0.10)	$ (0.26)	$ (0.32)	$ 0.07
Income from discontinued operations	1.33	4.57	2.64	4.96
Net income available to common stockholders	$ 1.23	$ 4.31	$ 2.32	$ 5.03

Weighted average number of shares – diluted	15,490,355	15,771,613	15,667,066	16,078,939

BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED FUNDS FROM OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004

 (in thousands, except share and per share amounts)

	Three Months		Twelve Months
	2005	2004	2005	2004

Net income	$ 21,106	$ 71,958	$ 44,485	$ 88,845
Preferred dividends – Series A	(881)	(1,761)	(3,522)	(4,402)
Preferred dividends – Series B	(1,144)	(2,288)	(4,575)	(3,546)

Net income available to common stockholders	19,081	67,909	36,388	80,897
Adjustments:
Depreciation and amortization:
Continuing operations	7,078	6,572	27,544	24,374
Discontinued operations	113	1,070	1,808	5,214
Gain on sale of operating properties	(19,997)	(70,235)	(38,980)	(70,235)

Funds from Operations (FFO)(1)	$ 6,275	$ 5,316	$ 26,760	$ 40,250

FFO per share – diluted	$ 0.40	$ 0.33	$ 1.70	$ 2.50

Weighted average number of shares – diluted	15,543,978	15,923,104	15,731,965	16,078,939

(1)

Although FFO is not a financial measure calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), we believe that FFO is an appropriate alternative measure of the performance of an equity real estate investment trust (REIT).  Management believes the presentation of this information along with the required GAAP presentation provides the reader and the investment community with an additional measure to compare the performance of equity REITs. The exclusion of gains and losses related to sales of our real estate assets and the exclusion of depreciation expense as a non-operating cost can provide a comparison of the operating performance of our real estate investments between periods and among other REITs. FFO is generally defined by the National Association of Real Estate Investment Trusts as net income (loss) (computed in accordance with GAAP), excluding extraordinary items such as gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO as set forth in the table above has been computed in accordance with this definition.  FFO does not represent cash generated by operating activities in accordance with GAAP; it is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.  Furthermore, FFO as disclosed by other REITs may not be comparable to our presentation.  The most directly comparable financial measure calculated in accordance with GAAP to FFO is net income available to common stockholders.